SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 23, 1999




                              TII INDUSTRIES, INC.
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               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
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                            (State of Incorporation)


                1-8048                               66-0328885
       ----------------------             ------------------------------------
       (Commission File No.)               (IRS Employer Identification No.)



         1385 Akron Street, Copiague, New York                    11726
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  (Address of Principal Executive Offices)                     (Zip Code)


                                 (516) 789-5000
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               (Registrant's telephone number, including area code

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Item 5.           Other Events
------            ------------

                  On August 23, 1999, the Company issued a press release announcing a strategic operations re-alignment that involves outsourcing a major portion of its manufacturing. This initiative will result in a non-recurring charge of approximately $6 million in the Company's fiscal year ended June 1999, covering a reduction of the Company's workforce and related severance payments, write-down of leasehold improvements and consolidation and relocation of certain operations. This operations re-alignment should be completed by March 2000.

                  A copy of the Company's press release is filed as Exhibit 99.1 to this Report.

Item 7.           Financial Statements and Exhibits
------            ---------------------------------

                  (a)      Financial statements of business acquired:  None.

                  (b)      Exhibits.

                  99.1     Press Release dated August 23, 1999.



                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              TII INDUSTRIES, INC.



Dated:  August 24, 1999                       By:    /s/ Paul G. Sebetic
                                                     ---------------------------
                                                     Paul G. Sebetic,
                                                     Vice President Finance


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



                                  EXHIBIT INDEX
                                  -------------




Exhibit No.       Description
----------        -----------

99.1              Press Release dated August 23, 1999.


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